SLM Student Loan Trust 2005-3 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/13/05 — 6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		04/13/2005	Activity	06/30/2005

A	i	Portfolio Balance	$1,500,244,512.30	($11,480,336.50)	$1,488,764,175.80
	ii	Interest to be Capitalized	2,057,261.35		2,633,782.11

	iii	Total Pool	$1,502,301,773.65		$1,491,397,957.91

	iv	Capitalized Interest	10,000,000.00		10,000,000.00
	v	Add-on Consolidation Loan Account Balance	2,000,000.00		0.00
	vi	Specified Reserve Account Balance	3,768,204.00		3,728,494.89

	vii	Total Adjusted Pool	$1,518,069,977.65		$1,505,126,452.80

B	i	Weighted Average Coupon (WAC)	3.545%		3.540%
	ii	Weighted Average Remaining Term	288.04		286.72
	iii	Number of Loans	78,257		77,740
	iv	Number of Borrowers	44,838		44,466
	v	Aggregate Outstanding Principal Balance — T-Bill	$18,997,423		$18,339,102
	vi	Aggregate Outstanding Principal Balance — T-Bill (other) *	$1,350,086		$1,348,916
	vii	Aggregate Outstanding Principal Balance — Commercial Paper	$1,481,954,265		$1,471,709,940

						% of		% of
	Notes			Spread	Balance 4/13/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GNX0	-0.030%	$116,000,000.00	7.570%	$102,951,934.37	6.776%
	ii	A-2 Notes	78442GNY8	0.000%	192,000,000.00	12.529%	192,000,000.00	12.637%
	iii	A-3 Notes	78442GNZ5	0.030%	155,000,000.00	10.115%	155,000,000.00	10.202%
	iv	A-4 Notes	78442GPA8	0.070%	228,000,000.00	14.879%	228,000,000.00	15.006%
	v	A-5 Notes	78442GPB6	0.090%	329,000,000.00	21.470%	329,000,000.00	21.654%
	vi	A-6 Notes	78442GPC4	0.150%	466,424,000.00	30.438%	466,424,000.00	30.699%
	vii	B Notes	78442GPD2	0.150%	45,972,000.00	3.000%	45,972,000.00	3.026%

	viii	Total Notes			$1,532,396,000.00	100.000%	$1,519,347,934.37	100.000%

	Reserve Account		04/13/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$3,768,204.00
	iii	Specified Reserve Acct Balance ($)	$3,768,204.00	$3,728,494.89
	iv	Reserve Account Floor Balance ($)	$2,260,922.00	$2,260,922.00
	v	Current Reserve Acct Balance ($)	$3,768,204.00	$3,728,494.89

	Other Accounts		04/13/2005	07/25/2005

E	i	Supplemental Loan Purchase Account	$2,979,810.14	$0.00
	ii	Add-on Consolidation Loan Account	$2,000,000.00	$0.00
	iii	Capitalized Interest Account	$10,000,000.00	$10,000,000.00

	Asset/Liability		04/13/2005	07/25/2005

F	i	Total Adjusted Pool	$1,518,069,977.65	$1,505,126,452.80
	ii	Total Outstanding Balance Notes	$1,532,396,000.00	$1,519,347,934.37
	iii	Difference	$(14,326,022.35)	$(14,221,481.57)
	iv	Parity Ratio	0.99065	0.99064

*     See pg S-31 of the prospectus supplement for more information on this category.

II. 2005-3 Transactions from: 04/12/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$17,318,605.42
	ii	Principal Collections from Guarantor	724,991.45
	iii	Principal Reimbursements	1,462,182.83
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$19,505,779.70

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,029.83
	ii	Capitalized Interest	(3,078,847.35)

	iii	Total Non-Cash Principal Activity	$(3,077,817.52)

C	Student Loan Principal Purchases		$(4,947,625.68)

D	Total Student Loan Principal Activity		$11,480,336.50

E	Student Loan Interest Activity
	i	Regular Interest Collections	$7,158,902.99
	ii	Interest Claims Received from Guarantors	11,217.74
	iii	Collection Fees/Returned Items	384.09
	iv	Late Fee Reimbursements	56,242.16
	v	Interest Reimbursements	5,453.31
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,232,200.29

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,017.55)
	ii	Capitalized Interest	3,078,847.35

	iii	Total Non-Cash Interest Adjustments	$3,077,829.80

G	Student Loan Interest Purchases		$(3,654,449.21)

H	Total Student Loan Interest Activity		$6,655,580.88

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-3 Collection Account Activity 04/12/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$8,346,794.74
	ii	Consolidation Principal Payments	9,696,802.13
	iii	Reimbursements by Seller	125,054.70
	iv	Borrower Benefits Reimbursements	2,688.66
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	1,334,439.47

	vii	Total Principal Collections	$19,505,779.70

B	Interest Collections
	i	Interest Payments Received	$7,120,022.97
	ii	Consolidation Interest Payments	50,097.76
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(0.01)
	vi	Re-purchased Interest	5,453.32
	vii	Collection Fees/Return Items	384.09
	viii	Late Fees	56,242.16

	ix	Total Interest Collections	$7,232,200.29

C	Other Reimbursements		$183,682.20

D	Reserves in Excess of the Requirement		$39,709.11

E	Administrator Account Investment Incom		$0.00

F	Investment Earnings for Period in Trust Accounts		$199,673.85

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$17,862.57

J	Excess Transferred from Add-on Consolidation Loan Account		$13.09

K	Funds Released from Capitalized Interest Account		$0.00

L	Initial Deposits into Collection Accoun		$5,690,000.00

	TOTAL AVAILABLE FUNDS		$32,868,920.81

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,000,538.95)
		Consolidation Loan Rebate Fees	$(3,929,433.04)

M	NET AVAILABLE FUNDS		$27,938,948.82

N	Servicing Fees Due for Current Period		$622,835.29

O	Carryover Servicing Fees Due		$0.00

P	Administration Fees Due		$20,000.00

Q	Total Fees Due for Period		$642,835.29

IV. 2005-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	04/13/2005	06/30/2005	04/13/2005	06/30/2005	04/13/2005	06/30/2005	04/13/2005	06/30/2005	04/13/2005	06/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.458%	3.448%	59,044	57,947	75.449%	74.539%	$1,019,287,145.10	$998,601,235.76	67.941%	67.076%
31-60 Days Delinquent	4.556%	4.163%	1,654	1,571	2.114%	2.021%	25,978,296.46	24,275,745.36	1.732%	1.631%
61-90 Days Delinquent	4.138%	4.277%	2,574	719	3.289%	0.925%	42,940,072.27	10,495,636.48	2.862%	0.705%
91-120 Days Delinquent	4.539%	5.137%	1,001	422	1.279%	0.543%	15,510,048.52	5,756,897.46	1.034%	0.387%
> 120 Days Delinquent	7.412%	4.762%	73	1,501	0.093%	1.931%	1,674,472.50	19,682,244.83	0.112%	1.322%

Deferment
Current	3.317%	3.332%	7,199	7,430	9.199%	9.557%	218,261,155.58	225,017,114.62	14.548%	15.114%

Forbearance
Current	3.899%	3.930%	6,695	8,119	8.555%	10.444%	176,194,748.96	204,276,832.38	11.744%	13.721%

TOTAL REPAYMENT	3.544%	3.538%	78,240	77,709	99.978%	99.960%	$1,499,845,939.39	$1,488,105,706.89	99.973%	99.956%
Claims in Process (1)	7.478%	6.827%	17	31	0.022%	0.040%	$398,572.91	$658,468.91	0.027%	0.044%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.545%	3.540%	78,257	77,740	100.000%	100.000%	$1,500,244,512.30	$1,488,764,175.80	100.000%	100.000%

V. 2005-3 Interest Accruals and Swap Calculations

A	Borrower Interest Accrued During Collection Period		$10,642,435.95
B	Interest Subsidy Payments Accrued During Collection Period		633,633.76
C	SAP Payments Accrued During Collection Period		7,801,510.09
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		199,673.85
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(3,929,433.04)

G	Net Expected Interest Collections		$15,347,820.61

H	Interest Rate Cap		Cap

	i	Cap Notional Amount	$865,000,000.00

	ii	Libor (Interpolated first period)	3.16909%
	iii	Cap %	6.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VI. 2005-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.008981285	4/13/05-7/25/05	3.13909%
B	Class A-2 Interest Rate	0.009067119	4/13/05-7/25/05	3.16909%
C	Class A-3 Interest Rate	0.009152952	4/13/05-7/25/05	3.19909%
D	Class A-4 Interest Rate	0.009267396	4/13/05-7/25/05	3.23909%
E	Class A-5 Interest Rate	0.009324619	4/13/05-7/25/05	3.25909%
F	Class A-6 Interest Rate	0.009496285	4/13/05-7/25/05	3.31909%
G	Class B Interest Rate	0.009496285	4/13/05-7/25/05	3.31909%

VII. 2005-3 Inputs From Initial Period 4/13/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,500,244,512.30
	ii	Interest To Be Capitalized	2,057,261.35

	iii	Total Pool	$1,502,301,773.65
	iv	Capitalized Interest	10,000,000.00
	v	Add-on Consolidation Loan Account Balance	2,000,000.00
	vi	Specified Reserve Account Balance	3,768,204.00

	vii	Total Adjusted Pool	$1,518,069,977.65

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$1,532,396,000.00

D	Note Balance 04/13/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$116,000,000.00	$192,000,000.00	$155,000,000.00	$228,000,000.00	$329,000,000.00	$466,424,000.00	$45,972,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,768,204.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$27,938,948.82	$27,938,948.82

B	Primary Servicing Fees-Current Month		$622,835.29	$27,316,113.53

C	Administration Fee		$20,000.00	$27,296,113.53

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$1,041,829.09	$26,254,284.44
	ii	Class A-2	$1,740,886.77	$24,513,397.67
	iii	Class A-3	$1,418,707.55	$23,094,690.12
	iv	Class A-4	$2,112,966.38	$20,981,723.74
	v	Class A-5	$3,067,799.52	$17,913,924.22
	vi	Class A-6	$4,429,295.36	$13,484,628.86

	vii	Total Class A Interest Distribution	$13,811,484.67

E	Class B Noteholders’ Interest Distribution Amount		$436,563.23	$13,048,065.63

F	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$13,048,065.63	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class A-6	$0.00	$0.00

	vii	Total Class A Principal Distribution	$13,048,065.63

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

IX. 2005-3 Account Reconciliations

Reserve Account
i	Initial Deposit	$3,768,204.00
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$3,768,204.00
iv	Required Reserve Account Balance	$3,728,494.89

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$39,709.11
vii	Ending Reserve Account Balance	$3,728,494.89

Supplemental Loan Purchase Account
i	Initial Deposit	$2,979,810.14
ii	Supplemental Loan Purchases	$(2,961,947.57)
iii	Transfers to Collection Account	$(17,862.57)

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		06/30/2005
i	Initial Deposit	$2,000,000.00
ii	Add-on Loans Funded	$(1,999,986.91)
iii	Transfers to Collection Account	$(13.09)

iv	Ending Balance	$0.00

Capitalized Interest Account
ii	Initial Deposit	$10,000,000.00
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$10,000,000.00

X. 2005-3 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/25/2011 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XI. 2005-3 Distributions and Account Reconciliations

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$1,041,829.09	$1,740,886.77	$1,418,707.55	$2,112,966.38	$3,067,799.52	$4,429,295.36	$436,563.23
	ii	Quarterly Interest Paid			1,041,829.09	1,740,886.77	1,418,707.55	2,112,966.38	3,067,799.52	4,429,295.36	436,563.23

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$27,269,547.20	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			13,048,065.63	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$14,221,481.57	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$14,089,894.72	$1,740,886.77	$1,418,707.55	$2,112,966.38	$3,067,799.52	$4,429,295.36	$436,563.23

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$1,532,396,000.00
	ii	Adjusted Pool Balance 6/30/05			1,505,126,452.80

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$27,269,547.20

	iv	Adjusted Pool Balance 4/12/05			$1,518,069,977.65
	v	Adjusted Pool Balance 6/30/05			1,505,126,452.80

	vi	Current Principal Due (iv-v)			$12,943,524.85
	vii	Notes Issued Exceeding Adjusted Pool Balance			14,326,022.35

	viii	Principal Distribution Amount (vi + vii)			$27,269,547.20

	ix	Principal Distribution Amount Paid			$13,048,065.63

	x	Principal Shortfall (viii - ix)			$14,221,481.57

C		Total Principal Distribution			$13,048,065.63
D		Total Interest Distribution			14,248,047.90

E		Total Cash Distributions			$27,296,113.53

F	Note Balances			04/13/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GNX0	$116,000,000.00		$102,951,934.37
		A-1 Note Pool Factor		1.000000000	(0.112483324)	0.887516676

	ii	A-2 Note Balance	78442GNY8	$192,000,000.00		$192,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GNZ5	$155,000,000.00		$155,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPA8	$228,000,000.00		$228,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GPB6	$329,000,000.00		$329,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	A-6 Note Balance	78442GPC4	$466,424,000.00		$466,424,000.00
		A-6 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vii	B Note Balance	78442GPD2	$45,972,000.00		$45,972,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-3 Historical Pool Information

			4/13/05-6/30/05

Beginning Student Loan Portfolio Balance			$1,500,244,512.30

	Student Loan Principal Activity
	i	Regular Principal Collections	$17,318,605.42
	ii	Principal Collections from Guarantor	724,991.45
	iii	Principal Reimbursements	1,462,182.83
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$19,505,779.70
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,029.83
	ii	Capitalized Interest	(3,078,847.35)

	iii	Total Non-Cash Principal Activity	$(3,077,817.52)

	Student Loan Principal Purchases		$(4,947,625.68)

(-)	Total Student Loan Principal Activity		$11,480,336.50

	Student Loan Interest Activity
	i	Regular Interest Collections	$7,158,902.99
	ii	Interest Claims Received from Guarantors	11,217.74
	iii	Collection Fees/Returned Items	384.09
	iv	Late Fee Reimbursements	56,242.16
	v	Interest Reimbursements	5,453.31
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,232,200.29

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,017.55)
	ii	Capitalized Interest	3,078,847.35
	iii	Total Non-Cash Interest Adjustments	$3,077,829.80

	Student Loan Interest Purchases		$(3,654,449.21)

	Total Student Loan Interest Activity		$6,655,580.88

(=)	Ending Student Loan Portfolio Balance		$1,488,764,175.80
(+)	Interest to be Capitalized		$2,633,782.11

(=)	TOTAL POOL		$1,491,397,957.91

(+)	Capitalized Interest		$10,000,000.00

(+)	Add-on Consolidation Loan Account Balance		$0.00

(+)	Reserve Account Balance		$3,728,494.89

(=)	Total Adjusted Pool		$1,505,126,452.80

XIII. 2005-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-05	$1,491,397,958	1.79%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.